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                                                             EXHIBIT NO. 99.1(b)

                         MFS GOVERNMENT SECURITIES FUND

                           CERTIFICATION OF AMENDMENT

                           TO THE DECLARATION OF TRUST

                          ESTABLISHMENT AND DESIGNATION

                                   OF CLASSES

     The undersigned, being a majority of the Trustees of MFS Government Securities Fund (the "Trust"), a business trust organized under the laws of The Commonwealth of Massachusetts pursuant to an Amended and Restated Declaration of Trust dated March 15, 1995, as amended (the "Declaration"), acting pursuant to
Section 6.10 of the Declaration, do hereby divide the shares of the Trust to create an additional class of shares, within the meaning of Section 6.10, as follows:

     1. The additional class of shares is designated "Class C Shares";

     2. Class C Shares shall be entitled to all the rights and preferences accorded to shares under the Declaration;

     3. The purchase price of Class C Shares, the method of determination of the net asset value of Class C Shares, the price, terms and manner of redemption of Class C Shares, and the relative dividend rights of holders of Class C Shares shall be established by the Trustees of the Trust in accordance with the Declaration and shall be set forth in the current prospectus and statement of additional information of the Trust or any series thereof, as amended from time to time, contained in the Trust's registration statement under the Securities Act of 1933, as amended;

     4. Class C Shares shall vote together as a single class except that Shares of a class may vote separately on matters affecting only that class and Shares of a class not affected by a matter will not vote on that matter; and

     5. A class of Shares of any series of the Trust may be terminated by the Trustees by written notice to the Shareholders of the class.
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     IN WITNESS WHEREOF, a majority of the Trustees of the Trust have executed this amendment, in one or more counterparts, all constituting a single instrument, as an instrument under seal in The Commonwealth of Massachusetts, as of this 21st day of February, 1996.

A. KEITH BRODKIN                                     CHARLES W. SCHMIDT
-----------------------                              ---------------------------
A. Keith Brodkin                                     Charles W. Schmidt
76 Farm Road                                         63 Claypit Hill Road
Sherborn, MA  01770                                  Wayland, MA  01778

RICHARD B. BAILEY                                    ARNOLD D. SCOTT
-----------------------                              ---------------------------
Richard B. Bailey                                    Arnold D. Scott
63 Atlantic Avenue                                   20 Rowes Wharf
Boston, MA  02110                                    Boston, MA  02110

PETER G. HARWOOD                                     JEFFREY L. SHAMES
-----------------------                              ---------------------------
Peter G. Harwood                                     Jeffrey L. Shames
211 Lindsay Pond Road                                60 Brookside Road
Concord, MA  01742                                   Needham, MA  02192

                                                     ELAINE R. SMITH
-----------------------                              ---------------------------
J. Atwood Ives                                       Elaine R. Smith
1 Bennington Road                                    75 Scotch Pine Road
Lexington, MA  02173                                 Weston, MA  02193

LAWRENCE T. PERERA                                   DAVID B. STONE
-----------------------                              ---------------------------
Lawrence T. Perera                                   David B. Stone
18 Marlborough Street                                282 Beacon Street
Boston, MA  02116                                    Boston, MA  02116

WILLIAM J. POORVU
-----------------------
William J. Poorvu
975 Memorial Drive
Cambridge, MA  02138